FOR IMMEDIATE RELEASE

CAMPBELL REPORTS THIRD-QUARTER FISCAL 2021 RESULTS

•Net Sales decreased 11% as a result of lapping the demand surge at the onset of the pandemic in the prior year.
•Earnings Before Interest and Taxes (EBIT) was $272 million, comparable to prior year. Adjusted EBIT decreased 27% to $283 million.
•Earnings Per Share (EPS) from Continuing Operations decreased 2% to $0.54. Adjusted EPS decreased 31% to $0.57.
•Nearly 75% of brand portfolio grew or held share highlighting strong brand health and continued momentum.
•Updates full-year fiscal 2021 guidance.

CAMDEN, N.J., June 9, 2021—Campbell Soup Company (NYSE:CPB) today reported results for its third-quarter fiscal 2021 ended May 2, 2021.

Continuing Operations	Three Months Ended			Nine Months Ended
($ in millions, except per share)	May 2, 2021	Apr. 26, 2020	% Change	May 2, 2021	Apr. 26, 2020	% Change
Net Sales
As Reported (GAAP)	$1,984	$2,238	(11)%	$6,603	$6,583	—%
Organic			(12)%			1%
Earnings Before Interest and Taxes (EBIT)
As Reported (GAAP)	$272	$273	—%	$1,134	$940	21%
Adjusted	$283	$386	(27)%	$1,139	$1,142	—%
Diluted Earnings Per Share
As Reported (GAAP)	$0.54	$0.55	(2)%	$2.36	$1.66	42%
Adjusted	$0.57	$0.83	(31)%	$2.43	$2.34	4%
Note: A detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information is included at the end of this news release.

CEO Comments
Mark Clouse, Campbell’s President and CEO, said, “While we recognized the third quarter would be a challenging net sales comparison to the demand surge at the onset of the COVID-19 pandemic a year ago, we faced additional headwinds. Our results were impacted by a rising inflationary environment, short-term increases in supply chain costs, and some executional pressures as we continued to advance our transformation agenda, primarily in our Snacks division. We are confident that these are all addressable, and we are taking appropriate actions, including putting pricing in place for the next fiscal year. Our confidence is further strengthened by the underlying health of our brands. Nearly three-quarters of our portfolio gained or held share in the quarter, with most of our core categories having grown at higher rates than pre-pandemic levels."

Items Impacting Comparability for Continuing Operations
The table below presents a summary of items impacting comparability in each period. A detailed reconciliation of the reported (GAAP) financial information to the adjusted information is included at the end of this news release.

	Diluted Earnings Per Share
	Three Months Ended		Nine Months Ended
	May 2, 2021	Apr. 26, 2020	May 2, 2021	Apr. 26, 2020
As Reported (GAAP)	$0.54	$0.55	$2.36	$1.66

Restructuring charges, implementation costs and other related costs associated with cost savings initiatives	$0.04	$0.04	$0.10	$0.13

Net pension settlement (gains) / losses	$(0.01)	$0.13	$(0.10)	$0.11

Deferred tax charge	$—	$—	$0.06	$—

Investment losses	$—	$0.12	$—	$0.12

Charges associated with divestiture	$—	$—	$—	$0.13

Loss on extinguishment of debt	$—	$—	$—	$0.19

Adjusted*	$0.57	$0.83	$2.43	$2.34
*Numbers may not add due to rounding.

Third-Quarter Results from Continuing Operations
Net sales decreased 11% to $1.98 billion and organic net sales decreased 12% primarily as a result of lapping unprecedented demand of food purchases for at-home consumption at the onset of the COVID-19 pandemic in the prior-year quarter.

Gross margin decreased to 31.7% from 34.5% last year. Excluding items impacting comparability, adjusted gross margin decreased 290 basis points to 31.8% as higher cost inflation and other supply chain costs, as well as unfavorable mix and reduced operating leverage were partially offset by a net benefit from the change in mark-to-market adjustments on outstanding commodity hedges, supply chain productivity improvements and cost savings initiatives.

Marketing and selling expenses decreased 15% to $202 million driven by lower advertising and consumer promotion expense (A&C), lower incentive compensation, lower selling expenses and the benefits of cost savings initiatives. A&C decreased 14% primarily due to a reduction of spending in U.S. soup. As a percentage of sales, marketing and selling expenses were 10.2% compared to 10.7% in the prior year.

Administrative expenses decreased 1% to $153 million. Excluding items impacting comparability, adjusted administrative expenses decreased by $2 million, or 1%, to $142 million driven primarily by lower incentive compensation partially offset by higher benefit-related costs.

Other income was $23 million compared to other expenses of $81 million in the prior year. Excluding items impacting comparability, adjusted other income was $19 million compared to $18 million in the prior year.

As reported EBIT of $272 million was comparable to prior year. Excluding items impacting comparability, adjusted EBIT decreased 27% to $283 million primarily due to sales volume declines and lower adjusted gross margin performance, partially offset by lower marketing and selling expenses.

Net interest expense was $53 million compared to $55 million in the prior year reflecting lower levels of debt. The tax rate was 24.2% as compared to 23.9% in the prior year. Excluding items impacting comparability, the adjusted tax rate increased 70 basis points to 24.3% from 23.6%.

As reported EPS from continuing operations were $0.54 per share. Excluding items impacting comparability, adjusted EPS from continuing operations decreased 31% to $0.57 primarily reflecting the decrease in adjusted EBIT.

Nine-Month Results from Continuing Operations
Net sales of $6.60 billion were comparable to prior year. Organic net sales increased 1% from the prior year driven by lower promotional spending in both divisions. Meals & Beverages increased 1%, driven by growth in U.S. soup and V8 beverages, partially offset by declines in foodservice. In Snacks, organic net sales were flat as declines in Lance sandwich crackers and in partner brands within the Snyder's-Lance portfolio were offset by gains in salty snacks and fresh bakery products.

As reported EBIT increased 21% to $1.13 billion. Excluding items impacting comparability, adjusted EBIT of $1.14 billion was comparable to prior year, reflecting lower adjusted gross margin performance and increased adjusted administrative expenses offset by lower adjusted marketing and selling expenses, higher adjusted other income and sales volume gains. Within marketing and selling expenses, lower selling and other marketing costs were partially offset by a 3% increase in A&C.

Net interest expense was $162 million compared to $281 million in the prior year. Excluding items impacting comparability in the prior year, adjusted net interest expense decreased 21% from $206 million in the prior year to $162 million reflecting lower levels of debt. The tax rate was 25.9% as compared to

23.2% in the prior year. Excluding items impacting comparability, the adjusted tax rate of 24.1% was comparable to the prior year.

The company reported EPS from continuing operations of $2.36 per share. Excluding items impacting comparability, adjusted EPS from continuing operations increased 4% to $2.43 per share primarily reflecting lower adjusted net interest expense.

Cash flows from operations decreased from $1.13 billion in the prior year to $881 million primarily due to changes in working capital, principally lower accrued liabilities and a significant increase in accounts payable in the prior year. Capital investments were $190 million compared to $220 million in the prior year. The decline was primarily due to capital expenditures associated with discontinued operations in the prior year. In line with the company’s commitment to returning value to shareholders, the company paid $327 million of cash dividends.

Share Repurchase
Effective today, the Board of Directors authorized a new anti-dilutive share repurchase program of up to $250 million to offset the impact of dilution from shares issued under the company's stock compensation programs. The program has no expiration date, but it may be suspended or discontinued at any time. Repurchases under the program may be made in open-market or privately negotiated transactions. The company's March 2017 strategic share repurchase program remains suspended.

Cost Savings Program from Continuing Operations
In the third quarter of fiscal 2021, Campbell achieved $20 million in savings under its multi-year cost savings program, inclusive of Snyder’s-Lance synergies, bringing total program-to-date savings to approximately $780 million. Campbell remains on track to deliver annualized savings of $850 million by the end of fiscal 2022.

Campbell Updates Full-Year Fiscal 2021 Guidance
Campbell is updating its full-year fiscal 2021 guidance to reflect its third-quarter results and the impact of the sale of the Plum baby food and snacks business on May 3, 2021. In the fourth quarter, the company expects continued margin pressure related to its transition out of the COVID-19 environment, and more pronounced inflation while pricing actions take hold in the beginning of fiscal 2022. As a reminder, fiscal 2020 benefited from a 53rd week, which was estimated to be worth 2 percentage points of net sales, and approximately $0.04 on adjusted EPS.

Based on the foregoing, the company is now providing full-year fiscal 2021 guidance as set forth in the table below:

Continuing Operations	FY 2020 Results		Previous FY 2021 Guidance	Updated FY 2021 Guidance
($ in millions, except per share)
Net Sales	$8,691		-3.5% to -2.5%	-3.5% to -3.0%
Organic Net Sales	$8,492	*	-1.5% to -0.5%	-1.2% to -0.7%

Adjusted EBIT	$1,449	*	-1% to +1%	-5% to -4%

Adjusted EPS	$2.95	*	+3% to +5%	-2% to -1%
			$3.03 to $3.11	$2.90 to $2.93

* Adjusted - refer to the detailed reconciliation of the reported (GAAP) financial information to the adjusted financial information at the end of this news release.
Note: A non-GAAP reconciliation is not provided for 2021 guidance as certain amounts are not estimable, such as pension and postretirement mark-to-market adjustments, and these items are not considered to reflect the company's ongoing business results.

Segment Operating Review
An analysis of net sales and operating earnings by reportable segment follows:

	Three Months Ended May 2, 2021
	($ in millions)
	Meals & Beverages*	Snacks	Total*
Net Sales, as Reported	$1,039	$945	$1,984

Volume and Mix	(15)%	(9)%	(12)%
Price and Sales Allowances	(1)%	1%	—%
Promotional Spending	—%	—%	—%
Organic Net Sales	(15)%	(8)%	(12)%
Currency	1%	—%	—%
% Change vs. Prior Year	(14)%	(8)%	(11)%

Segment Operating Earnings	$179	$109
% Change vs. Prior Year	(35)%	(29)%

*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

	Nine Months Ended May 2, 2021
	($ in millions)
	Meals & Beverages*	Snacks*	Total*
Net Sales, as Reported	$3,681	$2,922	$6,603

Volume and Mix	—%	(2)%	(1)%
Price and Sales Allowances	(1)%	—%	—%
Promotional Spending	1%	1%	1%
Organic Net Sales	1%	—%	1%
Currency	—%	—%	—%
Divestiture	—%	(1)%	—%
% Change vs. Prior Year	1%	(1)%	—%

Segment Operating Earnings	$770	$392
% Change vs. Prior Year	(4)%	(6)%
*Numbers do not add due to rounding.
Note: A detailed reconciliation of the reported (GAAP) net sales to organic net sales is included at the end of this news release.

Meals & Beverages
Net sales in the quarter decreased 14% and organic net sales decreased 15% primarily due to declines across U.S. retail products, including U.S. soup and Prego pasta sauces as well as declines in Canada and foodservice. Volume decreased in U.S. retail driven by lapping increased demand of food purchases for at-home consumption at the onset of the COVID-19 pandemic in the prior-year quarter. Sales of U.S. soup decreased 21% due to volume declines in condensed soups, ready-to-serve soups and broth.

Segment operating earnings decreased 35%. The decrease was primarily due to sales volume declines and lower gross margin performance partially offset by lower marketing and selling expenses. Gross margin performance was impacted by higher cost inflation and other supply chain costs, reduced operating leverage and unfavorable product mix, partially offset by the benefits of supply chain productivity improvements.

Snacks
Net sales in the quarter, both reported and organic, decreased 8% driven by volume declines within the salty snacks portfolio, including Pop Secret popcorn, Cape Cod potato chips and Snyder's of Hanover pretzels, as well as in Lance sandwich crackers, partner brands and fresh bakery. Volume declines were partially driven by lapping increased demand of food purchases for at-home consumption at the onset of the COVID-19 pandemic in the prior-year quarter.

Segment operating earnings decreased 29% for the quarter driven by lower gross margin performance and sales volume declines, partially offset by lower marketing and selling expenses and lower administrative expenses. Gross margin performance was impacted by higher cost inflation and other supply chain costs, reduced operating leverage and unfavorable product mix, partially offset by the benefits of supply chain productivity improvements.

Corporate
Corporate expenses were $14 million in the third quarter of fiscal 2021 compared to $156 million in the prior year. Corporate expenses in the third quarter of fiscal 2021 included costs of $13 million related to cost savings initiatives and pension settlement gains of $4 million. Corporate expenses in the third quarter of fiscal 2020 included pension settlement charges of $54 million, investment losses of $45 million and costs of $14 million related to cost savings initiatives. Excluding these amounts, the remaining decrease in expenses was primarily due to mark-to-market gains on outstanding commodity hedges in the current year compared to losses in the prior year, partially offset by higher administrative expenses.

Conference Call and Webcast
Campbell will host a conference call to discuss these results today at 8:00 a.m. Eastern Time. Participants calling from the U.S. may dial in using the toll-free phone number 833-329-1694. Participants calling from outside the U.S. may dial in using phone number +1 236-714-3946. The conference access code is 9188518. In addition to dial-in, access to a live audio webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com/events-and-presentations. A recording of the call will also be available until 11:59 p.m. ET on June 22, 2021, at +1 416-621-4642 or 800-585-8367. The access code for the replay is 9188518.

Reportable Segments
Campbell Soup Company earnings results are reported as follows:

Meals & Beverages includes the retail and foodservice businesses in the U.S. and Canada. The segment includes the following products: Campbell’s condensed and ready-to-serve soups; Swanson broth and stocks; Pacific Foods broth, soups and non-dairy beverages; Prego pasta sauces; Pace Mexican sauces; Campbell’s gravies, pasta, beans and dinner sauces; Swanson canned poultry; Plum baby food and snacks; V8 juices and beverages; and Campbell’s tomato juice.

Snacks includes Pepperidge Farm cookies, crackers, fresh bakery and frozen products in U.S. retail, including Pepperidge Farm Farmhouse* cookies and bakery products, Milano* cookies and Goldfish* crackers; and Snyder’s of Hanover* pretzels, Lance* sandwich crackers, Cape Cod* and Kettle Brand* potato chips, Late July* snacks, Snack Factory Pretzel Crisps,* Pop Secret popcorn, Emerald nuts, and other snacking products in the U.S. and Canada. The segment also includes the retail business in Latin America. We refer to the * trademarks as our "power brands."

About Campbell Soup Company
Campbell (NYSE:CPB) is driven and inspired by our purpose, "Real food that matters for life's moments." For generations, people have trusted Campbell to provide authentic, flavorful and affordable snacks, soups and simple meals, and beverages. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet's natural resources. The company is a member of the Standard and Poor's 500 and the FTSE4Good Index. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo.

INVESTOR CONTACT:	MEDIA CONTACT:
Rebecca Gardy	Amanda Pisano
(856) 342-6081	(856) 342-8590
rebecca_gardy@campbells.com	Amanda_Pisano@campbells.com

Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including any statements made regarding sales, EBIT and EPS guidance, rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include: (1) impacts of, and associated responses to, the COVID-19 pandemic on our business, suppliers, customers, consumers and employees; (2) the company’s ability to execute on and realize the expected benefits from its strategy, including growing sales in snacks and maintaining its market share position in soup; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (5) the ability to realize projected cost savings and benefits from cost savings initiatives and the integration of recent acquisitions; (6) disruptions in or inefficiencies to the company’s supply chain and/or operations, including the impacts of the COVID-19 pandemic, as well as fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (7) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (8) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (9) changing inventory management practices by certain of the company’s key customers; (10) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers maintain significance to the company’s business; (11) product quality and safety issues, including recalls and product liabilities; (12) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (13) the uncertainties of litigation and regulatory actions against the company; (14) the costs, disruption and diversion of management’s attention associated with activist investors; (15) a material failure in or breach of the company’s or the company's vendors' information technology systems; (16) impairment to goodwill or other intangible assets; (17) the company’s ability to protect its intellectual property rights; (18) increased liabilities and costs related to the company’s defined benefit pension plans; (19) the company’s ability to attract and retain key talent; (20) negative changes and volatility in financial and credit markets, deteriorating economic conditions and other external factors, including changes in laws and regulations; (21) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters, other pandemics or other calamities; and (22) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	May 2, 2021	April 26, 2020
Net sales	$1,984	$2,238
Costs and expenses
Cost of products sold	1,356	1,466
Marketing and selling expenses	202	239
Administrative expenses	153	154
Research and development expenses	22	25
Other expenses / (income)	(23)	81
Restructuring charges	2	—
Total costs and expenses	1,712	1,965
Earnings before interest and taxes	272	273
Interest, net	53	55
Earnings before taxes	219	218
Taxes on earnings	53	52
Earnings from continuing operations	166	166
Earnings (loss) from discontinued operations	(6)	2
Net earnings	160	168
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$160	$168
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$.55	$.55
Earnings (loss) from discontinued operations	(.02)	.01
Net earnings attributable to Campbell Soup Company	$.53	$.56
Weighted average shares outstanding - basic	303	302
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.54	$.55
Earnings (loss) from discontinued operations	(.02)	.01
Net earnings attributable to Campbell Soup Company*	$.52	$.55
Weighted average shares outstanding - assuming dilution	305	304
*The sum of individual per share amounts may not add due to rounding.

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	May 2, 2021	April 26, 2020
Net sales	$6,603	$6,583
Costs and expenses
Cost of products sold	4,379	4,331
Marketing and selling expenses	642	682
Administrative expenses	452	436
Research and development expenses	61	69
Other expenses / (income)	(86)	115
Restructuring charges	21	10
Total costs and expenses	5,469	5,643
Earnings before interest and taxes	1,134	940
Interest, net	162	281
Earnings before taxes	972	659
Taxes on earnings	252	153
Earnings from continuing operations	720	506
Earnings (loss) from discontinued operations	(6)	1,036
Net earnings	714	1,542
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$714	$1,542
Per share - basic
Earnings from continuing operations attributable to Campbell Soup Company	$2.38	$1.68
Earnings (loss) from discontinued operations	(.02)	3.43
Net earnings attributable to Campbell Soup Company	$2.36	$5.11
Weighted average shares outstanding - basic	303	302
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.36	$1.66
Earnings (loss) from discontinued operations	(.02)	3.41
Net earnings attributable to Campbell Soup Company	$2.34	$5.07
Weighted average shares outstanding - assuming dilution	305	304

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Three Months Ended
	May 2, 2021	April 26, 2020	Percent Change
Sales
Contributions:
Meals & Beverages	$1,039	$1,210	(14)%
Snacks	945	1,028	(8)%
Total sales	$1,984	$2,238	(11)%
Earnings
Contributions:
Meals & Beverages	$179	$275	(35)%
Snacks	109	154	(29)%
Total operating earnings	288	429	(33)%
Corporate	(14)	(156)
Restructuring charges	(2)	—
Earnings before interest and taxes	272	273	—%
Interest, net	53	55
Taxes on earnings	53	52
Earnings from continuing operations	166	166	—%
Earnings (loss) from discontinued operations	(6)	2	n/m
Net earnings	160	168	(5)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$160	$168	(5)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$.54	$.55	(2)%
Earnings (loss) from discontinued operations	(.02)	.01	n/m
Net earnings attributable to Campbell Soup Company*	$.52	$.55	(5)%
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONSOLIDATED SUPPLEMENTAL SCHEDULE OF SALES AND EARNINGS (unaudited)
(millions, except per share amounts)

	Nine Months Ended
	May 2, 2021	April 26, 2020	Percent Change
Sales
Contributions:
Meals & Beverages	$3,681	$3,628	1%
Snacks	2,922	2,955	(1)%
Total sales	$6,603	$6,583	—%
Earnings
Contributions:
Meals & Beverages	$770	$799	(4)%
Snacks	392	415	(6)%
Total operating earnings	1,162	1,214	(4)%
Corporate	(7)	(264)
Restructuring charges	(21)	(10)
Earnings before interest and taxes	1,134	940	21%
Interest, net	162	281
Taxes on earnings	252	153
Earnings from continuing operations	720	506	42%
Earnings (loss) from discontinued operations	(6)	1,036	n/m
Net earnings	714	1,542	(54)%
Net loss attributable to noncontrolling interests	—	—
Net earnings attributable to Campbell Soup Company	$714	$1,542	(54)%
Per share - assuming dilution
Earnings from continuing operations attributable to Campbell Soup Company	$2.36	$1.66	42%
Earnings (loss) from discontinued operations	(.02)	3.41	n/m
Net earnings attributable to Campbell Soup Company	$2.34	$5.07	(54)%
n/m - not meaningful

CAMPBELL SOUP COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(millions)

	May 2, 2021	April 26, 2020
Current assets	$1,741	$2,746
Assets of business held for sale	122	—
Plant assets, net	2,313	2,340
Intangible assets, net	7,232	7,343
Other assets	322	289
Total assets	$11,730	$12,718
Current liabilities	$1,950	$3,269
Liabilities of business held for sale	25	—
Long-term debt	4,997	5,191
Other liabilities	1,763	1,677
Total equity	2,995	2,581
Total liabilities and equity	$11,730	$12,718
Total debt	$5,201	$6,695
Total cash and cash equivalents	$209	$1,242

CAMPBELL SOUP COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(millions)

	Nine Months Ended
	May 2, 2021	April 26, 2020
Cash flows from operating activities:
Net earnings	$714	$1,542
Adjustments to reconcile net earnings to operating cash flow
Restructuring charges	21	10
Stock-based compensation	51	47
Pension and postretirement benefit income	(87)	(11)
Depreciation and amortization	233	241
Deferred income taxes	99	35
Net gain on sales of businesses	—	(975)
Loss on extinguishment of debt	—	75
Investment losses	—	49
Other	66	74
Changes in working capital, net of divestitures
Accounts receivable	(4)	(121)
Inventories	(2)	118
Prepaid assets	(23)	(4)
Accounts payable and accrued liabilities	(149)	92
Other	(38)	(47)
Net cash provided by operating activities	881	1,125
Cash flows from investing activities:
Purchases of plant assets	(190)	(220)
Purchases of route businesses	(1)	(10)
Sales of route businesses	7	8
Sales of businesses, net of cash divested	—	2,537
Other	7	3
Net cash provided by (used in) investing activities	(177)	2,318
Cash flows from financing activities:
Short-term borrowings, including commercial paper and revolving line of credit	—	5,610
Short-term repayments, including commercial paper	(295)	(6,405)
Long-term borrowings	—	1,000
Long-term repayments	(721)	(499)
Dividends paid	(327)	(320)
Treasury stock issuances	2	23
Payments related to tax withholding for stock-based compensation	(15)	(10)
Payments related to extinguishment of debt	—	(1,768)
Payments of debt issuance costs	—	(9)
Net cash used in financing activities	(1,356)	(2,378)
Effect of exchange rate changes on cash	2	(2)
Net change in cash and cash equivalents	(650)	1,063
Cash and cash equivalents — beginning of period (including discontinued operations)	859	179
Cash balance of discontinued operations — end of period	—	—
Cash and cash equivalents — end of period	$209	$1,242

Reconciliation of GAAP to Non-GAAP Financial Measures
Third Quarter Ended May 2, 2021
Campbell Soup Company uses certain non-GAAP financial measures as defined by the Securities and Exchange Commission in certain communications. These non-GAAP financial measures are measures of performance not defined by accounting principles generally accepted in the United States and should be considered in addition to, not in lieu of, GAAP reported measures. Management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company's historical operating results and trends in its underlying operating results, and provides transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company's performance.
Organic Net Sales
Organic net sales are net sales excluding the impact of currency, acquisitions and divestitures. Management believes that excluding these items, which are not part of the ongoing business, improves the comparability of year-to-year results. A reconciliation of net sales as reported to organic net sales follows.

Three Months Ended
	May 2, 2021			April 26, 2020	% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$1,039	$(9)	$1,030	$1,210	(14)%	(15)%
Snacks	945	(1)	944	1,028	(8)%	(8)%
Total Net Sales	$1,984	$(10)	$1,974	$2,238	(11)%	(12)%

Nine Months Ended
	May 2, 2021			April 26, 2020			% Change
(millions)	Net Sales, as Reported	Impact of Currency	Organic Net Sales	Net Sales, as Reported	Impact of Divestiture	Organic Net Sales	Net Sales, as Reported	Organic Net Sales
Meals & Beverages	$3,681	$(11)	$3,670	$3,628	$—	$3,628	1%	1%
Snacks	2,922	—	2,922	2,955	(25)	2,930	(1)%	—%
Total Net Sales	$6,603	$(11)	$6,592	$6,583	$(25)	$6,558	—%	1%

Year Ended
	August 2, 2020
(millions)	Net Sales, as Reported	Estimated Impact of 53rd Week	Impact of Divestiture	Organic Net Sales
Total Net Sales	$8,691	$(151)	$(25)	$8,515

Items Impacting Earnings
Management believes that financial information excluding certain items that are not considered to reflect the ongoing operating results, such as those listed below, improves the comparability of year-to-year results. Consequently, management believes that investors may be able to better understand its results excluding these items.

The following items impacted earnings:
Continuing Operations
(1)The company has implemented several cost savings initiatives in recent years.
In the third quarter of fiscal 2021, the company recorded Restructuring charges of $2 million and implementation costs and other related costs of $11 million in Administrative expenses and $2 million in Cost of products sold (aggregate impact of $11 million after tax, or $.04 per share) related to these initiatives. In the nine-month period of fiscal 2021, the company recorded Restructuring charges of $21 million and implementation costs and other related costs of $21 million in Administrative expenses and $1 million in Cost of products sold (aggregate impact of $32 million after tax, or $.10 per share) related to these initiatives. In the third quarter of fiscal 2020, the company recorded implementation costs and other related costs of $10 million in Administrative expenses and $4 million in Cost of products sold (aggregate impact of $11 million after tax, or $.04 per share) related to these initiatives. In the nine-month period of fiscal 2020, the company recorded Restructuring charges of $10 million and implementation costs and other related costs of $31 million in Administrative expenses, $6 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $38 million after tax, or $.13 per share) related to these initiatives. For the year ended August 2, 2020, the company recorded Restructuring charges of $9 million and implementation costs and other related costs of $48 million in Administrative expenses, $9 million in Cost of products sold, $2 million in Marketing and selling expenses, and $1 million in Research and development expenses (aggregate impact of $52 million after tax, or $.17 per share) related to these initiatives.
(2)In the third quarter of fiscal 2021, the company recognized pension settlement gains in Other expenses / (income) of $4 million ($3 million after tax, or $.01 per share). In the nine-month period of fiscal 2021, the company recognized pension settlement gains in Other expenses / (income) of $38 million ($29 million after tax, or $.10 per share). In the third quarter of fiscal 2020, the company recognized pension settlement charges in Other expenses / (income) of $54 million ($41 million after tax, or $.13 per share). In the nine-month period of fiscal 2020, the company recognized pension settlement charges in Other expenses / (income) of $43 million ($33 million after tax, or $.11 per share).
(3)In the nine-month period of fiscal 2021, the company recorded a $19 million ($.06 per share) deferred tax charge in connection with a legal entity reorganization as part of the continued integration of Snyder's-Lance, Inc.
(4)In the third quarter of fiscal 2020, the company recognized a loss in Other expenses / (income) of $45 million ($35 million after tax, or $.12 per share) associated with the pending sale of its limited partnership in Acre Venture Partners, L.P.
(5)In the nine-month period of fiscal 2020, the company recorded a loss in Other expenses / (income) of $64 million ($41 million after tax, or $.13 per share) on the sale of its European chips business. For the year ended August 2, 2020, the company recorded a loss in Other expenses / (income) of $64 million ($37 million after tax, or $.12 per share) on the sale of its European chips business.
(6)In the nine-month period of fiscal 2020, the company recorded a loss in Interest expense of $75 million ($57 million after tax, or $.19 per share) on the extinguishment of debt.
(7)For the year ended August 2, 2020, the company recognized losses of $121 million in Other expenses / (income) ($92 million after tax, or $.30 per share) associated with mark-to-market adjustments for defined benefit pension and postretirement plans.
Discontinued Operations
(5)In the nine-month period of fiscal 2020, the company recognized net gains of $1.04 billion ($1.00 billion after tax, or $3.29 per share) associated with the sale of the Kelsen Group and the Arnott's business and certain other international operations (Campbell International).

The following tables reconcile financial information, presented in accordance with GAAP, to financial information excluding certain items:

	Three Months Ended
	May 2, 2021			April 26, 2020
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$628	$2	$630	$772	$4	$776	(19)%
Gross margin percentage	31.7%		31.8%	34.5%		34.7%	(2.9) pts

Administrative expenses	$153	$(11)	$142	$154	$(10)	$144	(1)%
Other expenses / (income)	$(23)	$4	$(19)	$81	$(99)	$(18)
Restructuring charges	$2	$(2)	$—	$—	$—	$—

Earnings before interest and taxes	$272	$11	$283	$273	$113	$386	(27)%
Interest, net	53	—	53	55	—	55	(4)%
Earnings before taxes	$219	$11	$230	$218	$113	$331
Taxes	53	3	56	52	26	78
Effective income tax rate	24.2%		24.3%	23.9%		23.6%	0.7 pts
Earnings from continuing operations	$166	$8	$174	$166	$87	$253	(31)%
Earnings (loss) from discontinued operations	(6)	—	(6)	2	—	2	n/m
Net earnings attributable to Campbell Soup Company	$160	$8	$168	$168	$87	$255	(34)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.54	$.03	$.57	$.55	$.29	$.83	(31)%
Diluted earnings (loss) per share - discontinued operations	(.02)	—	(.02)	.01	—	.01	n/m
Diluted net earnings per share attributable to Campbell Soup Company*	$.52	$.03	$.55	$.55	$.29	$.84	(35)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Three Months Ended
	May 2, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Adjustments
Gross margin	$2	$—	$2
Administrative expenses	(11)	—	(11)
Other expenses / (income)	—	4	4
Restructuring charges	(2)	—	(2)
Earnings before interest and taxes	$15	$(4)	$11
Interest, net	—	—	—
Earnings before taxes	$15	$(4)	$11
Taxes	4	(1)	3
Earnings from continuing operations	$11	$(3)	$8
Earnings from discontinued operations	—	—	—
Net earnings attributable to Campbell Soup Company	$11	$(3)	$8
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.04	$(.01)	$.03
Diluted earnings per share - discontinued operations	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$(.01)	$.03

	Three Months Ended
	April 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Investment losses (4)	Adjustments
Gross margin	$4	$—	$—	$4
Administrative expenses	(10)	—	—	(10)
Other expenses / (income)	—	(54)	(45)	(99)
Earnings before interest and taxes	$14	$54	$45	$113
Interest, net	—	—	—	—
Earnings before taxes	$14	$54	$45	$113
Taxes	3	13	10	26
Earnings from continuing operations	$11	$41	$35	$87
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$11	$41	$35	$87
Diluted earnings per share - continuing operations attributable to Campbell Soup Company	$.04	$.13	$.12	$.29
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company	$.04	$.13	$.12	$.29

	Nine Months Ended
	May 2, 2021			April 26, 2020
(millions, except per share amounts)	As reported	Adjustments(a)	Adjusted	As reported	Adjustments(a)	Adjusted	Adjusted Percent Change
Gross margin	$2,224	$1	$2,225	$2,252	$6	$2,258	(1)%
Gross margin percentage	33.7%		33.7%	34.2%		34.3%	(0.6) pts
Marketing and selling expenses	642	—	642	682	(2)	680	(6)%
Administrative expenses	452	(21)	431	436	(31)	405	6%
Research and development expenses	61	—	61	69	(1)	68
Other expenses / (income)	(86)	38	(48)	115	(152)	(37)
Restructuring charges	21	(21)	—	10	(10)	—
Earnings before interest and taxes	$1,134	$5	$1,139	$940	$202	$1,142	—%
Interest, net	162	—	162	281	(75)	206	(21)%
Earnings before taxes	$972	$5	$977	$659	$277	$936
Taxes	252	(17)	235	153	73	226
Effective income tax rate	25.9%		24.1%	23.2%		24.1%	0.0 pts
Earnings from continuing operations	$720	$22	$742	$506	$204	$710	5%
Earnings (loss) from discontinued operations	(6)	—	(6)	1,036	(1,000)	36	n/m
Net earnings attributable to Campbell Soup Company	$714	$22	$736	$1,542	$(796)	$746	(1)%
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.36	$.07	$2.43	$1.66	$.67	$2.34	4%
Diluted earnings (loss) per share - discontinued operations	(.02)	—	(.02)	3.41	(3.29)	.12	n/m
Diluted net earnings per share attributable to Campbell Soup Company*	$2.34	$.07	$2.41	$5.07	$(2.62)	$2.45	(2)%
(a)See following tables for additional information.
*The sum of individual per share amounts may not add due to rounding.
n/m - not meaningful

	Nine Months Ended
	May 2, 2021
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Deferred tax charge (3)	Adjustments
Gross margin	$1	$—	$—	$1
Administrative expenses	(21)	—	—	(21)
Other expenses / (income)	—	38	—	38
Restructuring charges	(21)	—	—	(21)
Earnings before interest and taxes	$43	$(38)	$—	$5
Interest, net	—	—	—	—
Earnings before taxes	$43	$(38)	$—	$5
Taxes	11	(9)	(19)	(17)
Earnings from continuing operations	$32	$(29)	$19	$22
Earnings from discontinued operations	—	—	—	—
Net earnings attributable to Campbell Soup Company	$32	$(29)	$19	$22
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.10	$(.10)	$.06	$.07
Diluted earnings per share - discontinued operations	—	—	—	—
Diluted net earnings per share attributable to Campbell Soup Company*	$.10	$(.10)	$.06	$.07
*The sum of individual per share amounts may not add due to rounding.

	Nine Months Ended
	April 26, 2020
(millions, except per share amounts)	Restructuring charges, implementation costs and other related costs (1)	Pension settlement (2)	Investment losses (4)	Divestitures (5)	Loss on debt extinguishment (6)	Adjustments
Gross margin	$6	$—	$—	$—	$—	$6
Marketing and selling expenses	(2)	—	—	—	—	(2)
Administrative expenses	(31)	—	—	—	—	(31)
Research and development expenses	(1)	—	—	—	—	(1)
Other expenses / (income)	—	(43)	(45)	(64)	—	(152)
Restructuring charges	(10)	—	—	—	—	(10)
Earnings before interest and taxes	$50	$43	$45	$64	$—	$202
Interest, net	—	—	—	—	(75)	(75)
Earnings before taxes	$50	$43	$45	$64	$75	$277
Taxes	12	10	10	23	18	73
Earnings from continuing operations	$38	$33	$35	$41	$57	$204
Earnings from discontinued operations	—	—	—	(1,000)	—	(1,000)
Net earnings attributable to Campbell Soup Company	$38	$33	$35	$(959)	$57	$(796)
Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$.13	$.11	$.12	$.13	$.19	$.67
Diluted earnings per share - discontinued operations	—	—	—	(3.29)	—	(3.29)
Diluted net earnings per share attributable to Campbell Soup Company*	$.13	$.11	$.12	$(3.15)	$.19	$(2.62)
*The sum of individual per share amounts may not add due to rounding.

(millions, except per share amounts)	Year Ended August 2, 2020
Gross margin, as reported	$2,999
Add: Restructuring charges, implementation costs and other related costs (1)	9
Adjusted Gross margin	$3,008
Adjusted Gross margin percentage	34.6%
Earnings before interest and taxes, as reported	$1,107
Add: Restructuring charges, implementation costs and other related costs (1)	69
Add: Pension settlement (2)	43
Add: Investment losses (4)	45
Add: Divestitures (5)	64
Add: Pension and postretirement benefit mark-to-market adjustments (7)	121
Adjusted Earnings before interest and taxes	$1,449
Interest, net, as reported	$341
Deduct: Loss on debt extinguishment (6)	(75)
Adjusted Interest, net	$266
Adjusted Earnings before taxes	$1,183
Taxes on earnings, as reported	$174
Add: Tax benefit from restructuring charges, implementation costs and other related costs (1)	17
Add: Tax benefit from pension settlement (2)	10
Add: Tax benefit from investment losses (4)	10
Add: Tax benefit from divestitures (5)	27
Add: Tax benefit from loss on debt extinguishment (6)	18
Add: Tax benefit from pension and postretirement benefit mark-to-market adjustments (7)	29
Adjusted Taxes on earnings	$285
Adjusted effective income tax rate	24.1%
Earnings from continuing operations, as reported	$592
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	52
Add: Net adjustment from pension settlement (2)	33
Add: Net adjustment from investment losses (4)	35
Add: Net adjustment from divestitures (5)	37
Add: Net adjustment from loss on debt extinguishment (6)	57
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	92
Adjusted Earnings from continuing operations	$898
Earnings from discontinued operations, as reported	$1,036
Deduct: Net adjustment from divestitures (5)	(1,000)
Adjusted Earnings from discontinued operations	$36
Adjusted Net earnings attributable to Campbell Soup Company	$934
Diluted earnings per share - continuing operations attributable to Campbell Soup Company, as reported	$1.95
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.17
Add: Net adjustment from pension settlement (2)	.11
Add: Net adjustment from investment losses (4)	.12
Add: Net adjustment from divestitures (5)	.12
Add: Net adjustment from loss on debt extinguishment (6)	.19
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	.30
Adjusted Diluted earnings per share - continuing operations attributable to Campbell Soup Company*	$2.95
Diluted earnings per share - discontinued operations, as reported	$3.41
Deduct: Net adjustment from divestitures (5)	(3.29)
Adjusted Diluted earnings per share - discontinued operations	$.12

(millions, except per share amounts)	Year Ended August 2, 2020
Diluted net earnings per share attributable to Campbell Soup Company, as reported	$5.36
Add: Net adjustment from restructuring charges, implementation costs and other related costs (1)	.17
Add: Net adjustment from pension settlement (2)	.11
Add: Net adjustment from investment losses (4)	.12
Deduct: Net adjustment from divestitures (5)	(3.17)
Add: Net adjustment from loss on debt extinguishment (6)	.19
Add: Net adjustment from total pension and postretirement benefit mark-to-market adjustments (7)	.30
Adjusted Diluted net earnings per share attributable to Campbell Soup Company*	$3.07
*The sum of individual per share amounts may not add due to rounding.